UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007 (December 26, 2007)

ESSEX PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

001-13106

(Commission File Number)

            Maryland                                                                            77-0369575

             (State of Incorporation)                                                              (I.R.S Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303

(Address of principal executive offices) (Zip Code)

(650) 494-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Essex Property Trust, Inc. 2007 Outperformance Plan

On December 26, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Essex Property Trust, Inc. (the “Company”) approved the forms of the award agreements (the “Forms of Award Agreements”) for granting awards under the Essex Property Trust, Inc. 2007 Outperformance Plan (the “2007 Outperformance Plan” or the “Plan”), a long-term incentive compensation program that the Board approved on December 4, 2007.  Copies of the Forms of Award Agreements are filed as Exhibit 10.1 to this Current Report on Form 8-K.

Pursuant to authority delegated to it by the Board of Directors, the Compensation Committee also approved the final documentation for the Fourteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., as amended (the “Fourteenth Agreement”).  The Fourteenth Amendment relates to the 2007 Outperformance Plan and establishes the terms of the LTIP units awarded under the Plan.

The purpose of the 2007 Outperformance Plan is to further align the interests of the Company’s stockholders with those of management by encouraging the Company’s senior officers to “outperform” and to create stockholder value in a “pay for performance” structure.  A summary of the terms of the 2007 Outperformance Plan is contained in the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2007.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1           Forms of Award Agreements for granting awards under the Essex Property Trust, Inc. 2007 Outperformance Plan.

10.2           Fourteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Essex Property Trust, Inc.

/s/ Michael T. Dance
Name: Michael T. Dance
Title:  Executive Vice President & Chief Financial Officer
Date:  December 27, 2007